Rule 424(b)3
                                                             File No. 33-55555

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                  PRICING SUPPLEMENT NO. 10 DATED November 27, 1995
                 (To Prospectus Supplement dated November 28, 1994
                       and Prospectus dated November 28, 1994)

                               FLEET FINANCIAL GROUP
                                MEDIUM-TERM NOTES
                     DUE 9 MONTHS OR MORE FROM DATE OF ISSUE
                                FLOATING RATE NOTE
                Series   X   (H) Senior            (l) Subordinated
                      -------          ------------
Principal Amount:        $30,000,000.00                   Total Amount of OID:
                                                          Yield To Maturity:
Issue Price:             100                              Initial Accrual Period OID:

Initial Interest Rate:   5.98047%

Original Issue Date:     11/30/95

Maturity Date:           12/1/97                          If Other than USD:
                                                          Specified Currency:
Interest Rate Basis:                                      Authorized Denominations:
                                                          Place of Payment:
     CD:                                  / /
     CMT:                                 / /             Option to Receive
     Designated CMT Telerate Page:        / /             Payments in Specified
     Designated CMT Maturity Index:       / /                    Currency:   / / Yes    / / No
     Commercial Paper:                    / /
     Federal Funds:                       / /              Redemption:
     LIBOR:                               /X/              /X/  The Notes may not be redeemed
        Telerate:    Page 3750            /X/                   prior to maturity
        Reuters:                          / /              / /  The Notes may be redeemed
        Index Currency:                   / /                   Prior to maturity
     Prime:                               / /
     Treasury:                            / /              Terms of Redemption:
     11th District Cost of Funds:         / /
     Other:                               / /              -----------------------------------
                                                           -----------------------------------
Spread (+/-):  Plus 12.5 basis points, subject             Agent: Merrill Lynch
               to the cap.                                 Agent's Commission / 0 % / of principal amount

Spread Multiplier:                                         Calculation Agent:   First National Bank of Chicago

Maximum Interest Rate:   8.50%                             Exchange Rate Agent:

Minimum Interest Rate:                                     Other Provisions:   The notes are subject to the
                                                                               interest rate oap;
Initial Interest Reset Date:                                                   1 month Libor: 8.375%

Interest Reset Dates:         The last good New York business day of the month.

Interest Payment Dates:       The last good New York business day of the month, except 11/97 then 12/1/97.

Interest Determination Dates: Two London Business Days Prior to Interest Reset Date

Index Maturity:               Monthly

Interest Payment Period:      Monthly


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